Exhibit 21

List of Gentex Corporation Subsidiaries

1.E.C. Aviation Services, Inc., a Michigan corporation, is a wholly-owned subsidiary of Gentex Corporation.

2.Gentex Holdings, Inc., a Michigan corporation, is a wholly-owned subsidiary of Gentex Corporation.

3.Gentex GmbH, a German limited liability company, is a subsidiary 50% owned by Gentex Corporation and 50% owned by Gentex Holdings, Inc.

4.Gentex Japan, Inc., a Japanese corporation, is a wholly-owned subsidiary of Gentex Corporation.

5.Gentex Mirrors Ltd., a United Kingdom limited liability company, is a wholly-owned subsidiary of Gentex Corporation.

6.Gentex France, SAS, a French simplified liability corporation, is a wholly-owned subsidiary of Gentex Corporation.

7.Gentex Technologies Korea Co., Ltd., a Korean limited stock company, is a wholly-owned subsidiary of Gentex Corporation.

8.Gentex (Shanghai) Electronics Technology Co., Inc., a Chinese limited liability company, is a wholly-owned subsidiary of Gentex Corporation.

9.Vaporsens, Inc., a Utah corporation, is a wholly-owned subsidiary of Gentex Corporation

10.Argil, Inc., a California corporation, is a wholly-owned subsidiary of Gentex Corporation

11.Air-CraftGlass Production BVBA, a Belgium corporation, is a wholly-owned subsidiary of Gentex GmbH